                                                                    Exhibit 10.2


                                 SELECTICA, INC.
                              3 West Plumeria Drive
                             San Jose, CA 95134-2111
                               September 22, 2003

Sanjay Mittal
754 Bodega Court
Fremont, CA 94539

Dear Sanjay:

      This letter (the "Agreement") confirms the agreement between you and Selectica, Inc. (the "Company") regarding the termination of your employment with the Company.

      1. TERMINATION DATE. Your termination from employment with the Company and as President, Chief Executive Officer and Chief Technical Officer of the Company and Chairman of the Company's Board of Directors (the "Board") is effective as of September 7, 2003 (the "Termination Date").

      2. EFFECTIVE DATE AND RESCISSION. You have up to 21 days after you received this Agreement to review it. You are advised to consult an attorney of your own choosing (at your own expense) before signing this Agreement. Furthermore, you have up to seven days after you signed this Agreement to revoke it. If you wish to revoke this Agreement after signing it, you may do so by delivering a letter of revocation to me. If you do not revoke this Agreement, the eighth day after the date you signed it will be the "Effective Date." Because of the seven-day revocation period, no part of this Agreement will become effective or enforceable until the Effective Date.

      3. SALARY AND VACATION PAY. You acknowledge and agree that the Company has paid you $36,937.90 (less all applicable withholding taxes and other deductions). This amount represents all of your salary earned through the Termination Date and all of your accrued but unused vacation time or PTO. You acknowledge that, prior to the execution of this Agreement, you were not entitled to receive any additional money from the Company and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.

      4. CHIEF TECHNICAL ADVISOR. If you sign and do not revoke this Agreement, the Company agrees to continue your service as Chief Technical Advisor to the Company ("CTA Service"), commencing on September 8, 2003, and continuing until you or the Company, at the sole discretion of either party, elect to terminate your CTA Service in writing ("CTA Term"). During the CTA Term, (a) you will receive $20,000 per month as your fee for the CTA Service; (b) if you elect to continue your group health insurance coverage under the Consolidated

Sanjay Mittal
September 22, 2003
Page 2


Omnibus Budget Reconciliation Act ("COBRA") after the Termination Date, then the Company will pay your monthly premium under COBRA throughout the CTA Term and for a period of 18 months following the month in which the CTA Service terminates, but in no event will the Company pay your monthly premium under COBRA after you are no longer eligible for COBRA coverage under the Company's health plans, according to the requirements under COBRA; (c) your options to purchase shares of the Company's Common Stock, as described in Section 6 below, will continue to vest during the CTA Term or while you serve as a member of the Board; and (d) you will retain your Company email address during the CTA Term or while you serve as a member of the Board. In no event will the Company require you to provide more than 20 hours of CTA Service per month. The Company will reasonably accommodate your schedule and other employment activities such that you will not be required to perform services at unreasonable times or places or that interfere with other employment in which you may be engaged. The CTA Service shall include, but is not limited to, consultation regarding the strategic technology initiatives and direction of the Company and meeting with current and prospective customers of the Company. During the CTA Term you will receive direction from one Company representative designated by the Board. It is the express intention of you and the Company that you are to render the CTA Service as an independent contractor, and not as an employee, agent, joint venturer or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and you. Both you and the Company understand and agree that during the CTA Term you may, and probably will, perform services for others, except that you may not undertake to render services that violate this Agreement or the Proprietary Information Agreement described in Section 13 below and will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, and will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company. During the CTA Term, the Company will reimburse you for necessary and reasonable business expenses directly related to your CTA Service that have been previously authorized by the Board's designated representative, upon your presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. You will also receive indemnification with respect to your CTA Service to the same extent as indemnification is provided under the indemnification agreement described in Section 13 below.

      5. PERSONAL ITEMS. The Company will allow you to retain the computers (2 laptops, 1 desktop), 2 printers, 1 polycom phone, cellular phone and RIM Blackberry provided to you by the Company for your home office, provided that you must return to the Company and delete all information in the computers that belongs to the Company. You agree that the aggregate value of such items is $1,500.00. In order to retain these items, you further agree that you will take all necessary actions to allow the Company to withhold all necessary amounts from the payment set forth under Section 4 of this Agreement to cover all applicable withholding taxes resulting from your retention of these items and agree that you will make any arrangements required by the Company to satisfy the applicable withholding taxes. The Company will pay the cell phone, DSL and Blackberry fees and charges for the period during which you serve as the CTA and following the termination of the CTA Service, you will be responsible for such fees and charges.

Sanjay Mittal
September 22, 2003
Page 3

      6. OPTIONS. On September 28, 2001, the Company granted you an option to purchase 330,000 shares of its Common Stock at an exercise price per share of $2.40 (the "First Option") and another option to purchase 170,000 shares of its Common Stock at an exercise price per share of $2.40 (the "Second Option"). On December 11, 2002, the Company granted you an option to purchase 500,000 shares of its Common Stock at an exercise price per share of $2.56 (the "Third Option" and collectively with the First Option and Second Option, known as "Options"). As of the Termination Date, you will be vested in 302,500 of the shares that are subject to the First Option, 155,833 of the shares that are subject to the Second Option and 111,111 shares that are subject to the Third Option. The Stock Option Agreements and applicable stock option plans evidencing the Options will remain in full force and effect, and you agree to remain bound by such agreements and option plans. You acknowledge and agree that your termination from employment with the Company does not result in any vesting acceleration with respect to the Options, and the Options will only continue to vest following the Termination Date as you provide CTA Service or service as a member of the Board. Any other Stock Option Agreements or Stock Purchase Agreements between you and the Company will also remain in full force and effect.

      7. INITIAL RELEASE OF ALL CLAIMS. In consideration for receiving the benefits described in Sections 4 and 5 above, you waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims to attorneys' fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, violation of public policy, personal injury, retaliation, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (ADEA), the California Labor Code, the California Fair Employment and Housing Act, the California Family Rights Act, the Family Medical Leave Act and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises after execution of this Agreement, including (without limitation) a claim for breach of this Agreement. The Company waives, releases and promises never to assert any claims for causes of action, whether or not now known, against you, your heirs successors or assigns, with respect to any matter, including (without limitation) any matter related to your employment with the Company, including (without limitation) claims to attorneys' fees or costs, claims of violation of any corporate standards or policies, misrepresentation (intentional or unintentional), defamation, invasion of privacy, violation of public policy, fraud, breach of contract or breach of the covenant of good faith and fair dealing. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises after execution of this Agreement, including (without limitation) a claim for breach of this Agreement.

Sanjay Mittal
September 22, 2003
Page 4

      8. WAIVER. You and the Company understand that each is releasing potentially unknown claims, and that you and the Company have limited knowledge with respect to some of the claims being released. You and the Company acknowledge that there is a risk that, after signing this Agreement, you or the Company may learn information that might have affected either or our decision to enter into this Agreement. You and the Company assume this risk and all other risks of any mistake in entering into this Agreement. You and the Company agree that this Agreement is fairly and knowingly made and you and the Company expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      9. SECOND RELEASE OF CLAIMS. Provided you execute and do not revoke the General Release of All Claims attached hereto as Exhibit A (the "Release") in accordance with the terms of the Release, the Company agrees to provide you with the following severance benefits although you otherwise would not have been entitled to receive any severance pay from the Company: on the date that is eight days following the execution of the Release and provided you do not revoke the Release within such period, the Company will make an aggregate severance payment to you equal to $412,500 (which is equal to eighteen (18) months of your monthly base salary of $22,916.66 that was in effect on your Termination Date) in the form of a lump sum payment. Such severance payment will be subject to all applicable withholding taxes. You understand that you must immediately return this severance payment to the Company in the event it is determined by the final judgment in a court of law having proper jurisdiction (after appeals, if processed) that you breached any provision of this Agreement or the Release.

      10. PROMISE NOT TO SUE. You and the Company agree that neither you nor it will ever, individually or with or through any other person or entity, commence, aid in any way (except as required by legal process) or prosecute, or cause or permit to be commenced or prosecuted, any action or other proceeding based on any claim that is the subject of this Agreement.

      11. PROPRIETARY INFORMATION. You agree that all Inventions (as defined below) and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) you develop, learn or obtain during the CTA Term that relate to the Company or the business or demonstrably anticipated business of the Company or that are received by or for the Company in confidence, constitute "Proprietary Information." "Inventions" shall include all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by you during the CTA Term. The Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, and all other intellectual property rights) relating to any and all Inventions that are disclosed pursuant to, arise from or relate to the CTA Service. You shall and hereby do make all assignments necessary to accomplish the foregoing. You agree to execute such documents as the Company may reasonably request in order to further evidence, record, perfect, maintain and enforce such

Sanjay Mittal
September 22, 2003
Page 4

assignments. If you are unavailable to execute such documents for any reason, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact to act for and in your behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by you. You will hold in confidence and not disclose or, except within the scope of your CTA Service, use any Proprietary Information. However, you shall not be obligated under this paragraph with respect to information you can document is or becomes readily publicly available without restriction through no fault of yours. Upon termination of your CTA Service, you will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that you may keep your personal copies of (i) your compensation records,
(ii) materials distributed to stockholders generally and (iii) this Agreement. You also recognize and agree that you have no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that your activity and any files or messages on or using any of those systems may be monitored at any time without notice. Any such monitoring, if and when it happens, will be performed in accordance with established Company policies.

      12. NO ADMISSION. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.

      13. OTHER AGREEMENTS. At all times in the future, you will remain bound by your Proprietary Information and Inventions Agreement with the Company, which you signed on April 4, 1999 ("Proprietary Information Agreement"), and a copy of which is attached as Exhibit B, and the indemnification agreement that you have executed on March 10, 2000 with the Company, a copy of which is attached as Exhibit C. You agree that Section 7 of the employment agreement between you and the Company, dated January 1, 2003 (the "Employment Agreement") remains in full force and effect and agree that in no event are you entitled to any of the termination benefits described in Section 6 of the Employment Agreement as a result of your termination from employment, effective as of the Termination Date, nor will you be entitled to such termination benefits at any time in the future. Except as expressly provided in this Agreement, this Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement. This Agreement may be modified only in a written document signed by you and a duly authorized member of the Board.

      14. COMPANY PROPERTY. You represent that you have returned to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company, except that you may retain the items described in Section 5 above. During your tenure as CTA and a member of the Board, you are entitled to have a number of confidential documents that you will immediately return to the Company or destroy once you cease to be in neither position.

Sanjay Mittal
September 22, 2003
Page 6

      15. CONFIDENTIALITY OF AGREEMENT. You and the Company agree that neither you nor it will disclose to others the existence or terms of this Agreement, except that you may disclose such information (a) to your spouse, attorney or tax adviser if such individuals agree that they will not disclose to others the existence or terms of this Agreement, (b) in response to a subpoena or other legal process requiring said disclosure, or (c) that is in the public domain other than through your act or acts in violation of this Agreement, and the Company may disclose the existence or terms of this Agreement (a) to those officers and directors with a need to know the same, (b) in response to a subpoena or other legal process requiring said disclosure, (c) if the information is in the public domain other than through the Company's act or acts in violation of this Agreement, (d) if such disclosure is required by applicable law, including but not limited to SEC disclosure and filing requirements, or (e) if such disclosure is deemed required after consultation with the Company's outside counsel.

      16. NO DISPARAGEMENT. You agree that you will not make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by subpoena or other compulsory process of law. The Company agrees that neither its officers nor the members of the Board will make any negative or disparaging statements (orally or in writing) about you, your service to the Company or your personal conduct except as required by subpoena or other compulsory process of law.

      17. SEVERABILITY. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

      18. CHOICE OF LAW. This Agreement will be construed and interpreted in accordance with the laws of the State of California (other than their choice-of-law provisions).

      19. EXECUTION. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

      Please indicate your agreement with the above terms by signing below.

                                       Very truly yours,

                                       Selectica, Inc.

                                       By:      /s/ Michael Lyons
                                            ----------------------------
                                       Title:   Director
                                               -------------------------

Sanjay Mittal
September 22, 2003
Page 7

I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future.

/s/ Sanjay Mittal
---------------------------
Signature of Sanjay Mittal

Dated:  9/22/03

                                    EXHIBIT A

                          GENERAL RELEASE OF ALL CLAIMS

      In consideration of the severance benefits to be provided to Mr. Sanjay Mittal ("Mittal") by Selectica, Inc. ("the Company"), as described in the letter agreement to which this General Release of All Claims (the "Release") is attached as Exhibit A (the "Letter Agreement"), Mittal, on Mittal's own behalf and on behalf of Mittal's heirs, executors, administrators and assigns, hereby fully and forever releases and discharges the Company and its directors, officers, employees, attorneys, consultants, agents, successors, predecessors, subsidiaries, parent, stockholders, employee benefit plans and assigns (together called "the Releasees"), from all known and unknown claims and causes of action including, without limitation, any claims or causes of action arising out of or relating in any way to Mittal's employment and service with the Company, including the termination of that employment and service.

      1. Mittal understands and agrees that this Release is a full and complete waiver of all claims, including (without limitation) claims to attorneys' fees or costs, claims of wrongful discharge, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, harassment, retaliation, discrimination, violation of public policy, defamation, invasion of privacy, interference with a leave of absence, personal injury, fraud or emotional distress and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (ADEA), the California Labor Code, the California Fair Employment and Housing Act, the California Family Rights Act, the Family Medical Leave Act or any other federal, state, municipal or local law or regulation relating to employment or employment discrimination. Mittal further understands and agrees that this waiver includes all claims, known and unknown, to the greatest extent permitted by applicable law.

      2. Mittal also hereby agrees that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing or of any violation of law by the Releasees or Mittal.

      3. In addition, Mittal understands that he is releasing potentially unknown claims, and that Mittal has limited knowledge with respect to some of the claims being released. Mittal acknowledges that there is a risk that, after signing this Release, Mittal may learn information that might have affected Mittal's decision to enter into this Release. Mittal assumes this risk and all other risks of any mistake in entering into this Release. Mittal agrees that this Release is fairly and knowingly made and expressly waives and releases any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which states as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
            DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      4. Mittal agrees that he will never, individually or with any other person, commence, aid in any way (except as required by legal process) or prosecute, or cause or permit to be commenced or prosecuted, any action or other proceeding based on any claim that is the subject of this Release.

      5. If any provision of this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the full extent permitted by law.

      6. This Release and the Letter Agreement, including the agreements or provisions within agreements specified in the Letter Agreement as remaining in full force and effect, constitute the entire agreement between Mittal and Releasees with regard to the subject matter of this Release. They supersede any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter of this Release. Mittal understands and agrees that this Release may be modified only in a written document signed by Mittal and a duly authorized member of the Company's Board of Directors (other than himself).

      7. Mittal agrees that the Company shall have no duty to provide to Mittal any severance benefits described in the Letter Agreement unless and until Mittal has returned to the Company any and all of the Company's property in Mittal's possession or under Mittal's control (including, but not limited to, keys; credit cards; access badges; the Company files or documents, including copies thereof; or facsimile machines, except as allowed by his tenure as CTA or member of the Company's Board of Directors), except that Mittal may retain certain personal items described in Section 5 of the Letter Agreement.

      8. This Release shall be construed and interpreted in accordance with the laws of the State of California.

      9. Mittal understands that Mittal has the right to consult with an attorney before signing this Release. Mittal also understands that, as provided under the Older Workers Benefit Protection Act of 1990, Mittal has 21 days after receipt of this Release to review and consider this Release, discuss it with an attorney of Mittal's own choosing, and decide to execute it or not execute it. Mittal also understands that Mittal may revoke this Release during a period of seven days after Mittal signs it and that this Release will not become effective for seven days after Mittal signs it (and then only if Mittal does not revoke it). In order to revoke this Release, within seven days after Mittal executes this Release, Mittal must deliver to Mike Lyons, a member of the Company's Board of Directors, a letter stating that he is revoking it.

      10. Mittal understands that if Mittal chooses to revoke this Release within seven days after Mittal signs it, Mittal will not receive any of the severance benefits set forth in the Letter Agreement and the Release will have no effect.

      11. Mittal agrees not to disclose to others the terms of this Release, except that Mittal may disclose such information (a) to Mittal's spouse and to Mittal's attorney or accountant in order for such attorney or accountant to render services to Mittal related to this Release, (b) in

      12. response to a subpoena or other legal process requiring said disclosure, or (c) that is in the public domain other than through Mittal's act or acts in violation of this Agreement.

      13. Mittal states that before signing this Release, Mittal:

            -     Has read it,

            -     Understands it,

            -     Knows that he is giving up important rights,

            - Is aware of his right to consult an attorney before signing it, and

            -     Has signed it knowingly and voluntarily.



Date:
      ---------------------   ------------------------------------------
                              Signature

                              ------------------------------------------
                              Print Full Name

                                    EXHIBIT B

           Proprietary Information and Inventions Agreement

                                    EXHIBIT C
                            Indemnification Agreement